                                                                     Exhibit 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            MEMBERWORKS INCORPORATED

                  (FORMERLY CARDMEMBER PUBLISHING CORPORATION)
                          (INCORPORATED JULY 12, 1989)

                        PURSUANT TO SECTION 242 AND 245
                         OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

         MEMBERWORKS INCORPORATED (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

         FIRST: The name of the Corporation is Memberworks Incorporated. A Certificate of Incorporation of the Corporation was originally filed by the Corporation with the Secretary of the State of Delaware on July 12, 1989.

         SECOND: The Restated Certificate of Incorporation which restates and integrates the Certificate of Incorporation of the Corporation, as amended, was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law, and was approved by unanimous consent of the Board of Directors of the Corporation.

         THIRD: The text of the Certificate of Incorporation, as amended, is hereby restated to read in its entirety as follows:

                                   ARTICLE I

         The name of the Corporation is MemberWorks Incorporated.

                                   ARTICLE II

         The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of all classes of stock which the Corporation has authority to issue is Forty-One Million (41,000,000) shares, consisting of Forty Million (40,000,000) shares of Common Stock, par value of One Cent ($0.01) per share (the "Common Stock"), and One Million (1,000,000) shares of Preferred Stock, par value of One Cent ($0.01) per share (the "Preferred Stock").

                                (a) COMMON STOCK

         Section 1. Designation. The Common Stock shall be divided into Common Stock, of which the corporation has the authority to issue Thirty-Two Million (32,000,000) shares, and Class A Common Stock, of which the corporation has authority to issue Eight Million (8,000,000) shares.

         The Common Stock and the Class A Common Stock are hereafter collectively referred to as the "Common Stock". Except as otherwise provided herein, all shares of Common Stock and Class A Common Stock will be identical and will entitle the holders thereof to the same rights, privileges, benefits and notices.

         Section 2. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the corporation, subject in all cases to Section
(b)(II)(4) and (b)(III)(1)(b)(iii) of this Article IV.

         Section 3. Liquidation Rights. Subject to the prior and superior rights of the Preferred Stock and the special right of the Class A Common Stock as set forth in Section (b)(II)(2) of this Article IV, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Common Stock and the holders of Convertible Preferred Stock shall be entitled to receive all remaining assets of the corporation ratably on a share for share basis as if the Convertible Preferred Stock had been converted to Common Stock.

         Section 4. Dividends. Subject to the prior and superior rights of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors, and the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided that if dividends are declared which are payable in shares of Common Stock or Class A Common Stock, dividends shall be declared which are payable at the same rate on both classes of stock and the dividends payable in shares of Common Stock shall be payable to holders of that class of stock and the dividends payable in shares of Class A Common Stock shall be payable to holders of that class of stock; provided further that no dividend may be declared or paid on the Common Stock (other than a dividend payable in the form of shares of Common Stock) unless an equivalent dividend is declared and paid on the Convertible Preferred Stock in accordance with Section (b)(II)(1) of this Article IV.

         Section 5. Conversion. The holders of Class A Common Stock shall have conversion rights as follows:

         (a) Right to Convert. Each share of Class A Common Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Common Stock, into one fully paid and nonassessable share of Common Stock.

         (b) Automatic Conversion. Each share of Class A Common Stock shall, without any action on the part of the holder thereof, automatically be converted into one share of Common Stock upon the closing of a Qualifying Public Offering (as defined in Section (b)(I)(1)(b) of this Article IV) (in the event of which offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Class A Common Stock shall not be deemed to have converted that Class A Common Stock until immediately prior to the closing of such offering). Thereafter, all certificates representing shares of Class A Common Stock shall be deemed to represent shares of Common Stock. Each person who holds of record Class A Common Stock immediately prior to such automatic conversion shall be entitled to all dividends which have accrued or been declared to the time of the automatic conversion, but not paid on the Class A Common Stock, pursuant to Section 4 hereof. Such dividends shall be paid to all such holders within thirty (30) days of the automatic conversion.

         (c) Mechanics of Conversion. (i) Before any holder of Class A Common Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 5(a) above, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Common Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name or names of such holder's nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The corporation shall, as soon as practicable thereafter (but in any event within five business days), issue and deliver at such office to such holder of Class A Common Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as set forth above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Common Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (ii) Any holder of Class A Common Stock whose shares have been converted into shares of Common Stock pursuant to Section 5(b) above shall be entitled to surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or any transfer agent for the Common Stock, and the corporation shall, as soon as practicable thereafter (but in any event within five business days), issue and deliver at such office to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as set forth above.

         (d) Subdivisions. If the corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be proportionately subdivided or combined."

                              (b) PREFERRED STOCK

         Section 1. Designation. The Preferred Stock shall be divided into seven series, Series A Preferred Stock, of which the corporation has authority to issue TWO HUNDRED TWENTY FIVE THOUSAND (225,000) shares, Series B Preferred Stock, of which the corporation has authority to issue TWO HUNDRED EIGHTEEN THOUSAND EIGHT HUNDRED EIGHTEEN (218,818) shares, Series C Preferred Stock, of which the corporation has authority to issue EIGHTY EIGHT THOUSAND THREE HUNDRED THIRTY-NINE (88,339) shares, Series D Preferred Stock, of which the corporation has authority to issue FORTY-EIGHT THOUSAND THREE HUNDRED EIGHTY-THREE (48,383) shares, Series E Preferred Stock, of which the corporation has authority to issue FORTY-TWO THOUSAND ONE HUNDRED SEVENTY-EIGHT (42,178) shares, Series F Preferred Stock, of which the corporation has authority to issue THIRTY-EIGHT THOUSAND THREE HUNDRED FIFTY-EIGHT (38,358) shares, and Series H Preferred Stock, of which the corporation has authority to issue THREE HUNDRED SEVENTEEN THOUSAND ONE HUNDRED FIFTY (317,150) shares. There are no authorized shares of Series G Preferred Stock.

         The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, and the Series H Preferred Stock are hereafter collectively referred to as the "Preferred Stock." The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and Series H Preferred Stock are collectively referred to as the "Convertible Preferred Stock." The Series E Preferred Stock and the Series F Preferred Stock are collectively referred to as the "Mezzanine Preferred Stock."

         Except as otherwise provided herein, all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock will be identical and will entitle the holders thereof to the same rights, privileges, benefits and notices.

I. Term Applicable Only to Convertible Preferred Stock.

         Section 1. Conversion into Common Stock. The holders of the Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (i) in the case of the Series A Preferred Stock, three dollars and thirty-three and one third cents ($3.3333) by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion, (ii) in the case of the Series B Preferred Stock, Nine Dollars and Fourteen Cents ($9.14) by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of the conversion,
(iii) in the case of the Series C Preferred Stock, Eleven Dollars and Thirty Two Cents ($11.32) by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of the conversion, (iv) in the case of the Series D Preferred Stock, Fifteen Dollars and Fifty Cents ($15.50) by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of such conversion and (v) in the case of the Series H Preferred Stock, forty dollars and ninety nine cents ($40.99) by the Series H Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The Conversion Price at which shares of Class A Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof shall initially be three dollars and thirty-three and one third cents ($3.3333) per share of Class A Common Stock for the Series A Preferred Stock (the "Series A Conversion Price"), nine dollars and fourteen cents ($9.14) per share of Class A Common Stock for the Series B Preferred Stock (the "Series B Conversion Price"), eleven dollars and thirty-two cents ($11.32) per share of Class A Common Stock for the Series C Preferred Stock (the "Series C Conversion Price"), fifteen dollars and fifty cents ($15.50) per share of Class A Common Stock for the Series D Preferred Stock (the "Series D Conversion Price") and forty dollars and ninety nine cents ($40.99) per share of Class A Common Stock for the Series H Preferred Stock (the "Series H Conversion Price"). Such initial Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series H Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Class A Common Stock into which the Convertible Preferred Stock is convertible, as hereinafter provided.

         (b) Automatic Conversion. Each share of Convertible Preferred Stock shall, without any action on the part of the holder thereof, automatically be converted into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing (i) in the case of the Series A Preferred Stock, three dollars and thirty-three and one third cents ($3.3333) by the Series A Conversion Price in effect at the time of conversion, (ii) in the case of the Series B Preferred Stock, nine dollars and fourteen cents ($9.14) by the Series B Conversion Price in effect at the time of the conversion, (iii) in the case of the Series C Preferred Stock, eleven dollars and thirty-two cents ($11.32) by the Series C Conversion Price in effect at the time of the conversion, (iv) in the case of the Series D Preferred Stock, fifteen dollars and fifty cents ($15.50) by the Series D Conversion Price in effect at the time of the conversion, and (v) in the case of the Series H Preferred Stock, forty dollars and ninety-nine cents ($40.99) by the Series H Conversion Price in effect at the time of the conversion, upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public at a public offering price of at least one and one-half times the then effective Series H Conversion Price in which the aggregate net proceeds (after underwriters discounts and commissions) to the Company are at least $10,000,000 ("Qualifying Public Offering") (in the event of which offering, the person(s) entitled to receive the Class B Common Stock issuable upon such conversion of the Convertible Preferred Stock shall not be deemed to have converted that Convertible Preferred Stock until immediately prior to the closing of such offering). Thereafter, all certificates representing shares of Convertible Preferred Stock so converted shall be deemed to represent shares of Class B Common Stock. Each person who holds of record Convertible Preferred Stock immediately prior to such automatic conversion shall be entitled to all dividends which have accrued or been declared to the time of the automatic conversion, but not paid on the Convertible Preferred Stock, pursuant to Section (b) (11) (1) hereof. Such dividends shall be paid to all such holders within thirty (30) days of the automatic conversion.

         (c) Mechanics of Conversion. (i) No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price, in the case of the Series A Preferred Stock, the then effective Series B Conversion Price, in the case of the Series B Preferred Stock, the then effective Series C Conversion Price, in the case of the Series C Preferred Stock, the then effective Series D Conversion Price, in the case of the Series D Preferred Stock, and the then effective Series H Conversion Price, in the case of the Series H Preferred Stock.

                  (ii) Before any holder of Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock pursuant to
Section 1(a) above, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Convertible Preferred Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name or names of such holder's nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. The corporation shall, as soon as practicable thereafter (but in any event within five business days), issue and deliver at such office to such holder of Convertible Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as set forth above, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (iii) Any holder of Convertible Preferred Stock whose shares have been converted into shares of Class B Common Stock pursuant to Section 1(b) above shall be entitled to surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or any transfer agent for the Convertible Preferred Stock, and the corporation shall as soon as practicable (but in any event within five business days), issue and deliver at such office to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled as set forth above, together with cash in lieu of any fraction of a share.

         (d) Adjustments to Conversion Price for Diluting Issues:

                  (i) Special Definitions. For purposes of this Section 1(d), the following definitions shall apply:

                           (1) "Option" shall mean rights, options or warrants
to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                           (2) "Original Issue Date" shall mean the date on
which a share of Convertible Preferred Stock was first issued.

                           (3) "Convertible Securities" shall mean any evidences
of indebtedness, shares (other than Common Stock and Convertible Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (4) "Conversion Price" shall mean the Series A
Conversion Price, in the case of the Series A Preferred Stock, the Series B Conversion Price, in the case of the Series B Preferred Stock, the Series C Conversion Price, in the case of the Series C Preferred Stock, the Series D Conversion Price, in the case of the Series D Preferred Stock and the Series H Conversion Price in the case of the Series H Preferred Stock. All adjustments to the Conversion Price pursuant to this Section 1(d) shall be computed separately for the Series A Preferred Stock (based on the Series A Conversion

Price), for the Series B Preferred Stock (based on the Series B Conversion Price), for the Series C Preferred Stock (based on the Series C Conversion Price), for the Series D Preferred Stock (based on the Series D Conversion Price) and for the Series H Preferred Stock (based on the Series H Conversion Price).

                           (5) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or, pursuant to Section 1 (d) (iii), deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                           (A) upon conversion of shares of Convertible
Preferred Stock;

                           (B) to officers, directors or employees of, or
consultants to, the corporation pursuant to a stock purchase or option plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors in an amount not to exceed two hundred fifty-five thousand (225,000) shares of Class B Common Stock (including all outstanding options to purchase Class B Common Stock issued pursuant to the Plans);

                           (C) upon conversion of shares of Class A Common
Stock;

                           (D) to certain stockholders of the corporation
pursuant to a Purchase Agreement dated as of May 4, 1993 and March 30, 1994 between the corporation and such stockholders;

                           (E) in connection with the purchase by a wholly-
owned subsidiary of the corporation of all the assets of Impaq Publishing Corporation pursuant to that certain Agreement and Plan of Reorganization, dated as of May 18, 1992, in an amount not to exceed Twenty Four Thousand One Hundred Forty-Three (24,143) shares of Class B Common Stock;

                           (F) upon issuance or exercise of the Warrants;

                           (G) upon issuance or exercise of the Voting Warrants;
or

                           (H) by way of dividend or other distribution on
shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D), (E), (F), (G), or this clause (H) or on shares of Common Stock so excluded.

                  (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Convertible Preferred Stock is convertible shall be made, by adjustment in the Conversion Price of Convertible Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

                  (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                           (1) Options and Convertible Securities. In the event
the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 1(d)(v) hereof), of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (A) no further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (B) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                           (C) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    (I) in the case of Convertible Securities or
Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise, of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                                    (II) in the case of Options for Convertible
Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to Section 1(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                           (D) no readjustment pursuant to clause (B) or (C)
above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                           (E) in the case of any Options which expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                           (F) if such record date shall have been fixed and
such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 1(d) (iii) as of the actual date of their issuance.

                  (2) Stock Dividends, Stock Distributions and Subdivisions. In the event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                           (A) in the case of any such dividend or distribution,
immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                           (B) in the case of any such subdivision, at the close
of business on the date immediately prior to the date upon which such corporate action becomes effective.

         If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 1(d)(iii) as of the time of actual payment of such dividend.

                  (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

         In the event the corporation shall issue or shall be deemed to issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 1(d)(iii), but excluding Additional Shares of Common Stock issued pursuant to Section 1(d)(iii)(2), which event is dealt with in Section 1(d)(vi) hereof) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such issue, such Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Convertible Preferred Stock is convertible, to a price determined by multiplying such Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Convertible Preferred Stock or Convertible Securities or upon exercise of any outstanding Options), plus (2) the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Preferred Stock or Convertible Securities or upon exercise of any outstanding Options), plus (2) the number of such Additional Shares of Common Stock so issued.

                  (v) Determination of Consideration. For purposes of this
Section 1(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (1) Cash and Property: Such consideration shall:

                                    (A) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (B) insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                    (C) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                           (2) Options and Convertible Securities. The
consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 1(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                                    (x) the total amount, if any, received or
receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (y) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidation of Common Stock.

                           (1) Stock Dividends, Distributions or Subdivisions.
In the event the corporation shall issue Additional Shares of Common Stock pursuant to Section 1(d)(iii)(2) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                           (2) Combinations or Consolidations. In the event the
outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (vii) Adjustment for Merger or Reorganization, etc.

         In case of any recapitalization, reorganization, reclassification, consolidation, merger or the conveyance of all or substantially all of the assets of the corporation pursuant to which the holders of Common Stock are entitled to receive (either directly or on subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (an "Organic Change"), each of the holders of Convertible Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock acquirable and receivable upon conversion of such holder's Convertible Preferred Stock, such shares of stock, securities or assets as such holder would have received if such holder had converted its Convertible Preferred Stock immediately prior to such Organic Change. In each such case, the corporation shall also make appropriate provisions to insure that each share of Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such Convertible Preferred Stock would have been entitled upon such consolidation, merger or conveyance and that appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Convertible Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series H Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Convertible Preferred Stock. The corporation shall not effect any such Organic Change unless prior to the consummation thereof, the successor entity (if other than the corporation) assumes by written instrument the obligations set forth herein.

                  (e) No Impairment. The corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 1 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 1, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Convertible Preferred Stock.

                  (g) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Convertible Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                  (h) Common Stock Reserved. The corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Convertible Preferred Stock.

II. Terms Applicable to All Preferred Stock.

         Section 1. Dividend Rights.

         (a) Priorities. So long as any Mezzanine Preferred Stock remains outstanding, neither the corporation nor any Subsidiary shall directly or indirectly pay or declare any dividend or make any distribution upon any Convertible Preferred Stock, if at the time of or immediately after such dividend or distribution the corporation has failed to pay the full amount of dividends accrued on the Mezzanine Preferred Stock, or directly or indirectly pay or declare any dividend or make any distribution upon any Common Stock.

         (b) Mezzanine Preferred Stock. (i) Dividend Rate. When and as declared by the corporation's board of directors, to the extent permitted under the General Corporation Law of Delaware, the corporation shall pay preferential dividends to the holders of the Mezzanine Preferred Stock as provided in this
Section 1. Except as otherwise provided herein, dividends on each share of the Mezzanine Preferred Stock shall accrue on a daily basis at the rate of 8% per annum of the sum of the applicable Liquidation Value thereof, plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such share to and including the date on which the applicable Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends. The date on which the corporation initially issues any share of Mezzanine Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share is made on the stock records maintained by or for the corporation and regardless of the number of certificates which may be issued to evidence such share.

                  (ii) Dividend Reference Dates. All accrued dividends on the Mezzanine Preferred Stock shall be payable on May 1 of each year beginning May 1, 1994, in the case of the Series E Preferred Stock, and May 1, 1995, in the case of the Series F Preferred Stock (the "Dividend Reference Dates"). To the extent not paid on any Dividend Reference Date, all dividends which have accrued on each share of Mezzanine Preferred Stock outstanding during the twelve-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share until paid.

                  (iii) Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the corporation pays less than the total amount of dividends then accrued with respect to the Mezzanine Preferred Stock, such payment shall be distributed ratably among the holders of Mezzanine Preferred Stock based upon the aggregate accrued and unpaid dividends held by each such holder.

         (c) Convertible Preferred Stock. (i) Subject to the prior and superior rights of the Mezzanine Preferred Stock, the holders of outstanding Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Board of Directors, dividends at such rate as may be declared by the Board of Directors from time to time. Such dividends shall be non-cumulative and shall be payable only when, if and as declared by the Board of Directors and only to the extent funds are legally available therefor.

                  (ii) Notwithstanding the provisions of this Section 1(d) but subject to Section 1(a) hereof, dividends which have been declared on the Convertible Preferred Stock but have not been paid prior to an automatic conversion pursuant to Section (b) (I) (1) (b) hereof shall be payable, to the extent funds are legally available therefor, within thirty (30) days after the date of the automatic conversion, to each person who holds of record Convertible Preferred Stock immediately prior to the automatic conversion. Subject to
Section 1(a) hereof, in the event adequate funds are not legally available for such payment, payment shall be made when the Board of Directors declares such funds to be legally available; provided that in no event shall any other dividend payments be made until this payment obligation is satisfied in full (except for dividends on the Mezzanine Preferred Stock in accordance with this Section 1).

                  (iii) Subject to Section 1(a) hereof, the Board of Directors may not declare or pay a dividend payable upon shares of Common Stock (other than a dividend payable in the form of shares of Common Stock) unless, simultaneously therewith, the Board declares a dividend payable upon the Convertible Preferred Stock at the same rate (on an as-converted basis) as the rate declared upon the Common Stock.

         Section 2. Liquidation Rights.

         (a) Mezzanine Preferred Stock. Upon any liquidation, dissolution or winding up of the corporation, each holder of Mezzanine Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate applicable Liquidation Value (plus all accrued and unpaid dividends) of all shares of Mezzanine Preferred Stock held by such holder, and the holders of Mezzanine Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the corporation, the corporation's assets to be distributed among the holders of the Mezzanine Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate applicable Liquidation Value (plus all accrued and unpaid dividends) of Mezzanine Preferred Stock held by each such holder.

         (b) Convertible Preferred Stock and Class A Common Stock.

                  (i) Subject to the prior and superior rights of the Mezzanine Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of each share of Series A Preferred Stock shall be entitled to receive an amount equal to THREE DOLLARS AND THIRTY THREE AND ONE THIRD CENTS ($3.3333) per share (the "Series A Liquidation Preference"), the holders of each share of Series B Preferred Stock shall be entitled to receive an amount equal to NINE DOLLARS AND FOURTEEN CENTS ($9.14) per share (the "Series B Liquidation Preference"), the holders of each share of Series C Preferred Stock shall be entitled to receive an amount equal to ELEVEN DOLLARS AND THIRTY~TWO CENTS ($11.32) per share (the "Series C Liquidation Preference"), the holders of each share of Series D Preferred Stock shall be entitled to receive an amount equal to FIFTEEN DOLLARS AND FIFTY CENTS ($15.50) per share (the "Series D Liquidation Preference") and the holders of each share of Series H Preferred Stock shall be entitled to receive an amount equal to FORTY DOLLARS AND NINETY-NINE CENTS ($40.99) per share (the "Series H Liquidation Preference"), in each case plus accrued, declared and unpaid dividends to the date thereof, if any, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership thereof. If upon any such liquidation, dissolution or winding up of the corporation, the Corporation's assets to be distributed among the holders of the Convertible Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate applicable amounts that they are owed. After the payment or the setting apart of the full payment to the holders of the Convertible Preferred Stock, then the holders of Class A Common Stock shall be entitled to receive a special liquidation preference equal to ONE CENT ($0.01) per share plus all capital contributed by such holder in the purchase of such holder's shares of Class A Common Stock as reflected on the books of the Company (including the purchase price paid for shares of Convertible Preferred Stock which have been converted into shares of Class A Common Stock). The preferences set forth in this Section 2(b)(i) shall be proportionately adjusted for stock dividends, stock distributions or subdivisions, combinations, reclassification or the like. After the payment or the setting apart of payment to the holders of Class A Common Stock, then the holders of Convertible Preferred Stock and the holders of Common Stock shall be entitled to receive all remaining assets of the corporation ratably on a share for share basis as if the Convertible Preferred Stock had been converted to Common Stock immediately prior thereto.

                  (ii) All of the preferential amounts to be paid to the holders of the Convertible Preferred Stock under this Section (b) (11) (2) (b) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the corporation to, the holders of the Class A Common Stock in connection with such liquidation, dissolution or winding up and all of the preferential amount to be paid to the holders of the Class A Common Stock under this Section (b)(II)(2)(b) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of, any remaining assets of the corporation.

                  (iii) If the assets or surplus funds to be distributed to the holders of the Convertible Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Convertible Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. If the assets or surplus funds to be distributed to the holders of Class A Common Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Class A Common Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

         (c) Deemed Liquidation. For the purposes of this Section 2, the merger or consolidation of the corporation into or with another entity or entities in which the corporation shall not survive, or the sale or transfer of all or substantially all the assets of the corporation, or a merger in which the corporation is the survivor but its Common Stock is exchanged for stock, securities or property of another entity, or a merger in which the corporation is the survivor but the holders of the corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the corporation's board of directors immediately prior to the merger do not continue to own the corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the corporation's board of directors immediately after the merger, shall be deemed to be a liquidation, dissolution, and winding up of the corporation, and the holders of the Preferred Stock shall be entitled to receive payment of the amounts payable with respect to the Preferred Stock upon a liquidation, dissolution or winding up in cancellation of their shares upon the consummation of any such transaction. Each holder of Convertible Preferred Stock shall have the right to elect the benefits of either this Section 2 or Section (b) (I) (1)
(d) (vii) in connection with any such transaction. Each holder of Mezzanine Preferred Stock shall have the right to elect the benefits of either this
Section 2 or Section (b) (II) (3) (c) (iii) in connection with any such transaction.

         (d) The corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock.

                  Section 3. Redemption.

         (a) Priorities. So long as any Mezzanine Preferred Stock remains outstanding and subject to Section (b) (II) (5) (b), neither the corporation nor any Subsidiary shall directly or indirectly redeem, purchase or otherwise acquire any Convertible Preferred Stock, if immediately after such redemption, purchase or acquisition, any Event of Noncompliance would exist with respect to the Mezzanine Preferred Stock.

         (b) Redemption of Convertible Preferred Stock. Subject to Section 3(a) above and Section (b)(II)(5)(b), at any time on or after July 31, 2001, each holder of the Convertible Preferred Stock shall have the right to compel the corporation to purchase (the "Redemption Right") any or all of such holder's shares of Convertible Preferred Stock at a price equal to (a) in the case of the Series A Preferred, the greater of the then Fair Market Value (as defined below in this Section 3) of the Series A Preferred Stock, or the Series A Liquidation Preference (the "Series A Redemption Price"), (b) in the case of the Series B Preferred Stock, the greater of the then Fair Market Value of the Series B Preferred Stock, or the Series B Liquidation Preference (the "Series B Redemption Price"), (c) in the case of the Series C Preferred Stock, the greater of the then Fair Market Value of the Series C Preferred Stock, or the Series C Liquidation Preference (the "Series C Redemption Price"), (d) in the case of the Series D Preferred Stock, the greater of the then Fair Market Value of the Series D Preferred Stock, or the Series D Liquidation Preference (the "Series D Redemption Price") and (e) in the case of the Series H Preferred Stock, the greater of the then Fair Market Value of the Series H Preferred Stock or the Series H Liquidation Preference (the "Series H Redemption Price").

         For purposes of this Section 3, "Fair Market Value" of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series H Preferred Stock means the fair market value of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series H Preferred Stock, respectively, taking into account the value of the Company's entire common equity on a going concern basis as between a willing buyer and a willing seller in an arm's-length transaction and taking into account all other relevant factors determinative of value. The corporation shall select an independent appraiser and the holder(s) of a majority of the Convertible Preferred Stock (based on the number of shares of Common Stock into which such Convertible Preferred Stock is convertible) for which redemption is requested, shall select an independent appraiser. Each appraiser shall render his opinion as to the Fair Market Value of the Convertible Preferred Stock for which redemption is requested. The two appraisers shall be given thirty (30) days from the date both appraisers are engaged within which to render their opinions as to the Fair Market Value of such Convertible Preferred Stock. In the event that the lower appraisal is at least 90% of the higher appraisal, then the average of the two appraisals shall constitute and be deemed the Fair Market Value of such Convertible Preferred Stock. If the lower appraisal is not greater than or equal to 90% of the higher appraisal, then the two appraisers shall select a third appraiser to render his opinion as to the Fair Market Value of such Convertible Preferred Stock. The third appraiser shall be given thirty (30) days from the date he is engaged within which to render his opinion as to the Fair Market Value of such Convertible Preferred Stock. In such case, the third appraisal shall constitute and be deemed the Fair Market Value of such Convertible Preferred Stock. The corporation shall bear the costs of the appraisals. After the determination of Fair Market Value following the exercise of the Redemption Right, each holder of Convertible Preferred Stock may rescind its exercise of such Redemption Right.

         Any holder requesting redemption shall give written notice thereof (the "Redemption Notice") to the corporation at least ninety (90) days prior to the requested date of the redemption (the "Redemption Date"). Such Redemption Notice shall state the series and the number of shares of Convertible Preferred Stock to be redeemed. Notwithstanding the foregoing, the holders of 51% of each series of Convertible Preferred Stock shall have the right to postpone for a specified period of time or waive such rights of all holders of each respective series of Convertible Preferred Stock by written notice to the corporation given at least fifteen (15) days prior to the Redemption Date.

         Within ten days after receipt of the Redemption Notice, the corporation shall give notice of any requested redemption by mail, postage prepaid, to all holders of record of the Convertible Preferred Stock, such notice to be addressed to each holder at the address as it appears on the stock transfer books of the corporation and to specify the date of the redemption and the number of shares of the holder requested to be redeemed. Each of the other holders of Convertible Preferred Stock shall have the right to exercise the Redemption Right and compel the corporation to purchase any or all of such holder's shares of Convertible Preferred Stock at the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price or the Series H Redemption Price, as the case may be, on the Redemption Date by delivery of a Redemption Notice to the corporation within ten days after receipt of notice of the requested redemption from the corporation. On or after the Redemption Date (unless postponed or waived as provided in the preceding paragraph), the holder or holders requesting the redemption shall surrender his certificate for the number of shares to be redeemed as stated in the Redemption Notice. If less than all of the shares represented by such certificates are redeemed, a new certificate shall forthwith be issued for the shares that are not redeemed.

         If the funds of the corporation legally available for redemption on any Redemption Date are insufficient to redeem the total number of shares requested to be redeemed on such date, those funds which are legally available shall be used to redeem to maximum possible number of shares requested to be redeemed ratably among the holders of shares of Convertible Preferred Stock requested to be redeemed based upon the aggregate Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price and/or Series H Redemption Price, as the case may be, of such shares held by each such holder. At any time thereafter when additional funds of the corporation are legally available for redemption of Convertible Preferred Stock, such funds shall immediately be used to redeem the balance of any Convertible Preferred Stock which the corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

         (c) Redemption of Mezzanine Preferred Stock.

                  (i) Scheduled Redemptions. The corporation shall redeem all outstanding shares of Series E Preferred Stock on April 30, 1998, at a price per share equal to the Series E Liquidation Value thereof (plus all accrued and unpaid dividends thereon), and the corporation shall redeem all outstanding shares of Series F Preferred Stock on April 30, 1999, at a price per share equal to the Series F Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The date on which any shares of Mezzanine Preferred Stock are required to be redeemed is referred to herein as the "Scheduled Redemption Date").

                  (ii) Redemption Payment. For each share of Mezzanine Preferred Stock which is to be redeemed, the corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the applicable Liquidation Value of such share (plus all accrued and unpaid dividends thereon). If the funds of the corporation legally available for redemption of shares on any Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares ratably among the holders of the shares to be redeemed based upon the aggregate applicable Liquidation Value of such shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares, such funds shall immediately be used to redeem the balance of the shares which the corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                  (iii) Special Redemptions.

                           (A) If a Change in Ownership has occurred or the
corporation obtains knowledge that a Change in Ownership is to occur, the corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Mezzanine Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership. The holder or holders of a majority of the Series E Preferred Stock then outstanding may require the corporation to redeem all or any portion of the Series E Preferred Stock owned by such holder or holders, and the holder or holders of a majority of the Series F Preferred Stock then outstanding may require the corporation to redeem all or any portion of the Series F Preferred Stock owned by such holder or holders, in each case at a price per Share equal to the applicable Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the corporation of such election prior to the later of (a) 21 days after receipt of the corporation's notice and (b) five days prior to the consummation of the Change in Ownership (the "Expiration Date"). The corporation shall give prompt written notice of any such election to all other holders of Mezzanine Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption (by giving written notice to the corporation) of all or any portion of the Series E Preferred Stock or Series F Preferred Stock owned by such holder. Upon receipt of such election(s), the corporation shall be obligated to redeem the aggregate number of shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the corporation's receipt of such election(s). If in any case a proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded. The term "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the corporation's capital stock by the corporation or any holders thereof immediately after which the holders of the corporation's capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the corporation's board of directors immediately prior to such sale or issuance or series of sales or issuances do not continue to own the corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the corporation's board of directors.

                           (B) If a Fundamental Change is proposed to occur, the
corporation shall give written notice of such Fundamental Change describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Mezzanine Preferred Stock not more than 45 days nor less than 20 days prior to the consummation thereof. The holder or holders of a majority of the Mezzanine Preferred Stock then outstanding may require the corporation to redeem all or any portion of the Mezzanine Preferred Stock owned by such holder or holders at a price per Share equal to the applicable Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the corporation. The corporation shall give prompt written notice of such election to all other holders of Mezzanine Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the corporation) of all or any portion of the Mezzanine Preferred Stock owned by such holder. Upon receipt of such election(s), the corporation shall be obligated to redeem the aggregate number of shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded. The term "Fundamental Change" means (a) a sale or transfer of more than 30% of the assets of the corporation and its Subsidiaries on a consolidated basis (measured by either book value in accordance with generally accepted accounting principles consistently applied or fair market value determined in the reasonable good faith judgment of the corporation's board of directors) in any transaction or series of transactions (other than sales of inventory in the ordinary course of business) and (b) any merger or consolidation to which the corporation is a party, except for a merger in which the corporation is the surviving corporation and, after giving effect to such merger, the holders of the corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the corporation's board of directors immediately prior to the merger shall own the corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the corporation's board of directors.

                  (C) Redemptions made pursuant to this paragraph (iii) shall not relieve the corporation of its obligation to redeem Mezzanine Preferred Stock on the Scheduled Redemption Date pursuant Section (b) (II) (3) (c) (i) hereof.

                  (D) The corporation may redeem shares of Mezzanine Preferred Stock pursuant to this paragraph (iii) only after all shares of Mezzanine Preferred Stock for which requests for redemption have been made hereunder have been redeemed in full.

         (iv) Redemption After Public Offering. The corporation shall, at the request (by written notice given to the corporation) of the holders of a majority of the Mezzanine Preferred Stock, apply all of the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters' commissions and other reasonable expenses to redeem shares of Mezzanine Preferred Stock at a price per share equal to the applicable Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Such redemption shall take place on a date fixed by the corporation, which date shall be not more than five days after the corporation's receipt of such proceeds. Redemptions of shares pursuant to this paragraph shall not relieve the corporation of its obligation to redeem shares on the Scheduled Redemption Date.

         (v) Optional Redemptions. The corporation may at any time repurchase all or any portion of the Mezzanine Preferred Stock then outstanding. On any such redemption, the corporation shall pay a price per share of Mezzanine Preferred Stock equal to the applicable Liquidation Value thereof plus all accrued and unpaid dividends thereon and a premium equal to the following percentage of the applicable Liquidation Value:

- ---------------------------------------------------------------------------------
Redemption Occurs                                   Series E            Series F
   On or After               But Prior to           % Premium           % Premium
- ---------------------------------------------------------------------------------
   May 1, 1993              April 30, 1994             10                  N/A
- ---------------------------------------------------------------------------------
   May 1, 1994              April 30, 1995              8                   10
- ---------------------------------------------------------------------------------
   May 1, 1995              April 30, 1996              6                    8
- ---------------------------------------------------------------------------------
   May 1, 1996              April 30, 1997              4                    6
- ---------------------------------------------------------------------------------
   May 1, 1997              April 30, 1998              2                    4
- ---------------------------------------------------------------------------------
   May 1, 1998              April 30, 1999              0                    2
- ---------------------------------------------------------------------------------

Redemptions made pursuant to this paragraph shall not relieve the corporation of its obligation to redeem shares of Mezzanine Preferred Stock on the Scheduled Redemption Date.

         (vi) Notice of Redemption. The corporation shall mail written notice of each redemption of any Mezzanine Preferred Stock (other than a redemption at the request of a holder or holders of Mezzanine Preferred Stock) to each record holder thereof not more than 30 nor less than 10 days prior to the date of which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the corporation's option, the corporation shall become obligated to redeem the total number of shares of Mezzanine Preferred Stock specified in such notice. If not all the Mezzanine Preferred Stock represented by any certificate is redeemed, a new certificate representing the number of unredeemed shares Mezzanine Preferred Stock shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares.

         (vii) Determination of the Number of Each Holder's Shares to be Redeemed. The number of shares of Mezzanine Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of shares of Mezzanine Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Mezzanine Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Mezzanine Preferred Stock then outstanding.

         (d) Dividends After Redemption Date. No share of Preferred Stock is entitled to any dividends accruing after the date on which the Series A Liquidation Preference, Series B Liquidation Preference, Series C Liquidation Preference, Series D Liquidation Preference, Series E Liquidation Value, Series F Liquidation Value, or the Series H Preference Amount, as the case may be, of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such share shall not be deemed to be outstanding.

         (e) Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock which are redeemed or otherwise acquired by the corporation shall be cancelled and shall not be reissued, sold or transferred.

         (f) Other Redemptions or Acquisitions.

                  (i) Neither the corporation nor any Subsidiary shall redeem or otherwise acquire any Mezzanine Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of the Mezzanine Preferred Stock on the basis of the applicable Liquidation Value of Mezzanine Preferred Stock owned by each such holder.

                  (ii) Neither the corporation nor any Subsidiary shall redeem or otherwise acquire any Convertible Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of Convertible Preferred Stock on the basis of the Series A Liquidation Preference, the Series B Liquidation Preference, the Series C Liquidation Preference, the Series D Liquidation Preference or the Series H Liquidation Preference, as applicable, of such Convertible Preferred Stock.

         Section 4. Voting Rights.


         (a) Mezzanine Preferred Stock. Except as otherwise provided in Section
(b) (III) (1) (b) or Section 5 below or otherwise required by law, the holders of Mezzanine Preferred Stock shall have no voting rights (provided that each holder of Mezzanine Preferred Stock shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meeting).

         (b) Convertible Preferred Stock. Except as otherwise required by law, the holders of Convertible Preferred Stock, the holders of Common Stock and the holders of Voting Warrants shall be entitled to notice of all stockholders meetings and to vote upon any matter submitted to stockholders for a vote, on the following basis, except as otherwise provided in Section 4(c) and Section
(b) (III) (1) (b) (iii) below for the election of directors:

                  (i) Holders of Common Stock shall have one vote per share;

                  (ii) Except as otherwise expressly provided in Section 4(b)
(iii) below, holders of each share of Convertible Preferred Stock shall have the number of votes equal to the number of shares of Common Stock into which the Convertible Preferred Stock is convertible, as adjusted from time to time pursuant to Section (b) (I) (1);

                  (iii) (A) In the event that (w) the corporation shall fail to pay dividends or redeem the Convertible Preferred Stock when required pursuant to Sections (b) (II) (1) and (b) (II) (3) hereof when funds are legally available therefor and such failure to pay or redeem continues for thirty (30) days from the date when such payment or redemption is required, (x) the corporation shall be in default of any material covenant contained in this Certificate of Incorporation, or in the Amended and Restated Stockholders Agreement dated as of December 28, 1990, as amended from time to time, by and among the corporation and the signatories thereto (the "Stockholders Agreement") and such default is not cured by the corporation or waived within thirty (30) days of notice thereof unless, upon application of the corporation's best efforts, such default cannot be cured by the corporation within (30) days, then if such default is not cured by the corporation within sixty (60) days of notice thereof, (y) there shall occur a default under the terms of any agreement pursuant to which the corporation has incurred any material indebtedness, which default is not cured by the corporation or waived within thirty (30) days of notice thereof or of acceleration of the indebtedness related thereto, or (z) the corporation commences a voluntary case or other proceeding, or consents to the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the Federal bankruptcy laws, as now constituted or hereafter amended, or under any other bankruptcy, insolvency or similar law now or hereafter in effect or fails to have any such involuntary case or other proceeding dismissed within ninety (90) days or makes a general assignment for the benefit of creditors or materially compromises debt with creditors or suffers acceleration of any material obligation to a third party, then, in any such event, the holders of outstanding Convertible Preferred Stock shall, subject to the special voting rights of the Mezzanine Preferred Stock set forth in Section (b) (III) (1) (b) (iii) be entitled to (a) that number of votes per share on all matters to be voted on by stockholders as is equal to five times the number of shares of Common Stock into which each such share of Convertible Preferred Stock held by such holder is convertible, and, (b) voting together as a single class, elect the number of directors constituting a majority of the directors of the corporation, and the holders of the Convertible Preferred Stock and the holders of the Common Stock, voting together, and on an as converted to common basis, shall be entitled to elect the remaining directors of the corporation.

                           (B) If and when none of the conditions set forth in
clause (A) above continue to exist, then each holder of outstanding Convertible Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Convertible Preferred Stock held by such holder is convertible; but always subject to the same provisions vesting the number of votes per share specified in clause (A) above in the holders of the shares of Convertible Preferred Stock in case of further defaults as provided in clause (A) above; and

                  (iv) Holders of any Voting Warrant shall have the number of votes equal to the number of shares of Common Stock into which such Voting Warrant is exercisable, as adjusted from time to time pursuant to the terms of such Voting Warrant;

         (c) Whenever under the provisions of Section 4(b) (iii) (A) hereof the holders of Convertible Preferred Stock shall have the right to elect the number of directors constituting a majority of the directors of the corporation, the Board of the Directors shall, within ten (10) days after delivery to the corporation at its principal office of a request to such effect by the holders of shares of Convertible Preferred Stock representing at least ten percent (10%) of the votes entitled to be cast by the holders of the Convertible Preferred Stock, call a special meeting of the stockholders for the election of directors, to be held upon not less than ten (10) nor more than twenty (20) days' notice to such holders. If such notice of meeting is not given within the ten days required above, the holders of Convertible Preferred Stock requesting the calling of such meeting may also call such meeting and shall have access to the stock books and records of the corporation. The terms of office of all persons who are then directors shall terminate at such meeting upon the election of their successors. The Board of Directors elected pursuant to this Section 4(c) shall use their best efforts to cause the corporation to cure or remedy the event or events giving rise to the voting rights provided in Section 4(b) (iii)
(A).

         (d) Upon the termination of the voting rights provided by Section 4(b)
(iii) (A) above, the Board of Directors shall call a special meeting of stockholders at which all directors will be elected as provided in Section 4(b)
(i) and Section 4(b) (ii) above, and the terms of office of all persons who are then directors of the corporation shall terminate immediately upon the election of their successors.

         Section 5. Covenants.

         (a) Preferred Stock Covenants I. So long as any shares of Preferred Stock shall be outstanding (as adjusted for all subdivisions and combinations), the corporation shall not, without first obtaining the affirmative vote or written consent of 80% of the outstanding shares of the Convertible Preferred Stock voting as a class (with each share of Preferred Stock having one vote), a majority of the outstanding shares of Series E Preferred Stock and a majority of the outstanding shares of Series F Preferred Stock:

                  (i) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock;

                  (ii) pay or declare any dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock except repurchases from employees of the corporation upon termination of employment and except purchases pursuant to any rights of first refusal the corporation may have under the Stockholders Agreement;

                  (iii) increase the authorized number of directors constituting the Board of Directors of the corporation;

                  (iv) use the proceeds of the issuance of the Series B Preferred Stock to repay any loans to the corporation's stockholders or repay or prepay any loans to the corporation's stockholders in violation of any of its loan or credit agreements or other financing arrangements.

                  (v) (i) amend or repeal any provision of, or add any provision to, Sections (b) (II) (1) (a) or (b), (b) (II) (2) (a) or (c), (b) (II) (3) (a)
, (c) or (f) (i) , (b) (II) (4) (a), (b) (II) (5) or (b) (III) or (b)(IV)(1) to
the extent any definitions are used in the foregoing Sections, or (b)(IV)(2)(a) of the Corporation's Certificate of Incorporation, or (ii) or adopt, amend or repeal any other provisions of, or add any provision to, the corporation's Certificate of Incorporation or Bylaws if (in the case of this clause (ii) only) such action would alter or change or otherwise adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Mezzanine Preferred Stock;

                  (vi) create or issue any other class or classes of stock or series of Preferred Stock or any securities superior to or on parity with the Mezzanine Preferred Stock;

                  (vii) increase the authorized number of shares of Mezzanine Preferred Stock;

         (b) Preferred Stock Covenants II. So long as any shares of Preferred Stock shall be outstanding (as adjusted for all subdivisions and Combinations), the corporation shall not without first obtaining the affirmative vote or written consent of a majority of the outstanding shares of Preferred Stock, voting as a single class (with each share of Preferred Stock having one vote):

                  (i) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Convertible Preferred Stock;

                  (ii) create or issue any other class or classes of stock or series of Preferred Stock or any securities superior to or on a parity with the Convertible Preferred Stock;

                  (iii) increase the authorized number of shares of Convertible Preferred Stock;

                  (vi) merge or consolidate or sell, lease, exchange or otherwise dispose of all or any material portion of its property and assets;

                  (vi) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form);

                  (vii) transfer, by sale, license or otherwise, any intellectual property rights of the corporation;

                  (viii) issue or sell any shares of its capital stock, or any rights or options to acquire any shares of its capital stock, other than (i) issuances of Class A Common Stock upon conversion of the Preferred Stock, (ii) issuances of Class B Common Stock upon conversion of Class A Common Stock, (iii) issuances of Common Stock or Preferred Stock in the form of dividends payable on shares of outstanding Common Stock or Preferred Stock, respectively, (iv) issuances of up to 112,000 Employee Shares (as defined in Section 5.17 of the Stockholders Agreement) (including all outstanding options to purchase Employee Shares), (v) issuances of Class A Common Stock upon exercise of the Warrants, and (vi) issuances of Class A Common Stock upon exercise of the Voting Warrants.

         (c) Mezzanine Preferred Stock Covenant. So long as any shares of Mezzanine Preferred Stock shall be outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of 80% of the outstanding shares of Series E Preferred Stock and 80% of the outstanding shares of Series F Preferred Stock, directly or indirectly, through Subsidiaries or otherwise, pay or declare any dividend or distribution on any Junior Security, apply any of its assets to redeem, retire, purchase or otherwise acquire any Junior Security, other than repurchases pursuant to Section 2.5 of the Stockholders Agreement.

         (d) Series H Preferred Stock Covenant. The holders of the Series H Preferred Stock shall be entitled to elect one (1) member of the corporation's Board of Directors in accordance with the terms of the Third Securities Purchase Agreement.

III. Terms Applicable to Mezzanine Preferred Stock Only.

         Section 1. Events of Noncompliance.

                  (a) Definition. An Event of Noncompliance shall be deemed to have occurred if:

                  (i) the corporation fails to pay on any Dividend Reference Date after the Scheduled Redemption Date the full amount of dividends then accrued on the Mezzanine Preferred Stock whether or not such payment is otherwise legally permissible or is prohibited by any other agreement to which the corporation is subject;

                  (ii) the corporation fails to make any redemption payment with respect to the Mezzanine Preferred Stock which it is obligated to make hereunder, whether or not such payment is then legally Permissible or is prohibited by any agreement to which the corporation is subject;

                  (iii) the corporation breaches or otherwise fails to perform or observe in any material respect any other covenant or agreement set forth herein, in the Series E Purchase Agreement, the Securities Purchase Agreement or the Stockholders Agreement; provided that in the event the corporation inadvertently breaches any covenant or agreement set forth in the Series E Purchase Agreement, the Securities Purchase Agreement or the Stockholders Agreement, no Event of Noncompliance shall be deemed to have occurred unless such breach is not cured within 30 days after the corporation has notice or knowledge of such breach;

                  (iv) the corporation breaches any representation or warranty contained in the Series E Purchase Agreement or Securities Purchase Agreement in any material respect;

                  (v) the corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the corporation or any Subsidiary or of any substantial part of the assets of the corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the corporation or any Subsidiary and either (a) the corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

                  (vi) a judgment in excess of $100,000 is rendered against the corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged in accordance with the terms thereof or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in accordance with the terms thereof;

                  (vii) any of the events set forth in Section 4(b) (iii) above shall occur entitling the holders of Convertible Preferred Stock to the special voting rights described in Section 4(b) above; or

                  (viii) the corporation or any Subsidiary defaults in the performance of any obligation or agreement pursuant to which the corporation has incurred any material indebtedness, which default is not cured by the Corporation within thirty (30) days after such default or if the effect of such default is to cause such indebtedness to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause such indebtedness to become due prior to its stated maturity.

         (b) Consequences of Certain Events of Noncompliance.

                  (i) If an Event of Noncompliance has occurred, the dividend rate on the Mezzanine Preferred Stock shall increase immediately by an increment of 4 percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 365-day period by an additional increment of 2 percentage point(s). Any increase of the dividend rate resulting from the operation of this Paragraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases Pursuant to this paragraph.

                  (ii) If an Event of Noncompliance has occurred, the holder or holders of a majority of the Series E Preferred Stock then outstanding may demand (by written notice delivered to the corporation) immediate redemption of all or any portion of the Series E Preferred Stock owned by such holder or holders, and the holder or holders of a majority of the Series F Preferred Stock then outstanding may demand (by written notice delivered to the corporation) immediate redemption of all or any portion of the Series F Preferred Stock owned by such holder or holders, in each case at a price per Share equal to the applicable Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The corporation shall give prompt written notice of such election to the other holders of Mezzanine Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Mezzanine Preferred Stock by giving written notice thereof to the corporation within seven days after receipt of the corporation's notice. The corporation shall redeem all Mezzanine Preferred Stock as to which rights under this paragraph have been exercised within 15 days after the receipt of the initial demand for redemption.

                  (iii) If an Event of Noncompliance of the type described in Section (1) (a) (i) or (1) (a) (ii) has occurred and has continued for 60 days or any other Event of Noncompliance has occurred, the number of directors constituting the corporation's board of directors shall, at the request of the holders of a majority of the Mezzanine Preferred Stock then outstanding, be increased by one member, and the holders of Mezzanine Preferred Stock will have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the corporation's stock, to elect an individual to fill such newly created directorship, to fill any vacancy of such directorship and to remove any individual elected to such directorship. The special voting rights contained in Section (1) (b) (ii) shall be prior to any voting rights of the Convertible Preferred Stock pursuant to Section (b) (II) (4) (b) (iii) above. The newly created directorship will constitute a separate class of directors, and the director elected by the holders of the Mezzanine Preferred Stock will be entitled to cast a number of votes on each matter considered by the board of directors (including for purposes of determining the existence of a quorum) equal to the sum of the number of votes entitled to be cast by all of the other directors plus one, and the corporation shall amend its Bylaws so that there can be no quorum of the board of directors if the director elected by the Mezzanine Preferred Stock is not present. The special right of the holders of Mezzanine Preferred Stock to elect members of the board of directors may be exercised at the special meeting called pursuant to this subparagraph (iii), at any annual or other special meeting of Stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

         At any time when such special right has vested in the holders of Mezzanine Preferred Stock, a proper officer of the corporation shall, upon the written request of the holder of at least 10% of the Series E Preferred Stock or Series F Preferred Stock then outstanding, addressed to the secretary of the corporation, call a special meeting of the holders of Mezzanine Preferred Stock for the purpose of electing a director pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the corporation, or at such other place designated by the holders of at least 10% of the Series E Preferred Stock or Series F Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the corporation within 10 days after personal service of such written request upon the secretary of the corporation or within 20 days after mailing the same to the secretary of the corporation at its principal office, then the holders of at least 10% of the Series E Preferred Stock or Series F Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of Stockholders and shall be held at the corporation's principal office, or at such other place designated by the holders of at least 10% of the Series E Preferred Stock or Series F Preferred Stock then outstanding. Any holder of Mezzanine Preferred Stock so designated shall be given access to the stock record books of the corporation for the purpose of causing a meeting of stockholders to be called pursuant to this paragraph.

         At any meeting or at any adjournment thereof at which the holders of Mezzanine Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Mezzanine Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Mezzanine Preferred Stock exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

         Any director so elected by the holders of Mezzanine Preferred Stock shall continue to serve as a director until the date on which there is no longer any Event of Noncompliance in existence. After the special right to elect directors has terminated, the number of directors constituting the board of directors of the corporation shall decrease to such number as constituted the whole board of directors of the corporation immediately prior to this occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

                  (iv) If any Event of Noncompliance exists, each holder of Mezzanine Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

IV. Miscellaneous.

                  Section 1. Definitions.

         "Fourth Securities Purchase Agreement" means the Securities Purchase Agreement, dated August 15, 1995, among the corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

         "Junior Securities" means any of the corporation's capital stock or other equity securities other than the Mezzanine Preferred Stock.

         "Liquidation Value" means the Series E Liquidation Value, in the case of the Series E Preferred Stock, and the Series F Liquidation Value, in the case of the Series F Preferred Stock.

         "Public Offering" means any offering by the corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

         "Redemption Date" as to any share of Preferred Stock means the date specified in the notice of any redemption at the corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the aggregate amount required to be paid upon such redemption is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

         "Securities Purchase Agreement" means the Securities Purchase Agreement dated March 30, 1994 by and among the corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

         "Securities E Liquidation Value" of any share of Series E Preferred Stock as of any particular date shall be equal to $23.7091.

         "Series E Purchase Agreement" means the Purchase Agreement, dated as of May 4, 1993, by and among the corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

         "Series F Liquidation Value" of any share of Series F Preferred Stock as of any particular date shall be equal to $26.07.

         "Subsidiary" means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the corporation either directly or indirectly through Subsidiaries.

         "Third Securities Purchase Agreement" means the Securities Purchase Agreement dated as of July 31, 1995, among the corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

         "Voting Warrants" means those stock subscription warrants with voting rights for the purchase of Class A Common Stock of the corporation dated August 3, 1995, and issued to Sprout Growth II, L.P. and DLJ Capital Corporation as such warrants may from time to time be amended in accordance with their terms.

         "Warrants" means (i) those certain warrants for the purchase of Class A Common Stock dated March 30, 1994 and issued pursuant to the Securities Purchase Agreement, (ii) those certain warrants for the purchase of Class A Common Stock dated September 9, 1994, and issued to Brown Brothers Hariman & Co. and (iii) those certain warrants for the purchase of 10,000 shares of Class A Common Stock in the aggregate as contemplated by the Third Securities Purchase Agreement and the Fourth Securities Purchase Agreement, in each case as such warrants may from time to time be amended in accordance with their terms.

         Section 2. Amendment and Waiver.

                  (a) Subject to the provisions of Sections (b)(II)(5) hereof, no amendment, modification or waiver of this Certificate of Incorporation shall be binding or effective without the prior written consent of a majority of the issued and outstanding shares of Common Stock, voting as a single class, and a majority of the issued and outstanding Preferred Stock voting as a single class (with each share of Preferred Stock having one vote) provided that no change in the terms hereof may be accomplished by merger or consolidation of the corporation with another corporation or entity unless the corporation has obtained the prior written consent provided for herein. Any amendment, modification or waiver of this Certificate of Incorporation in violation of Section (b)(II)(5) hereof shall be null and void.

                  (b) Notwithstanding anything to the contrary herein, the preferential rights granted herein to the Series H Preferred Stock in Section
(b)(II)(5)(d) shall not be modified without the affirmative vote of the holders of a majority of the issued and outstanding shares of Series H Preferred Stock.

                  (c) Notwithstanding the foregoing, no amendment to the rights of any of the Series A, B, C, D or H Preferred Stock, which by their terms affect such Series adversely or differently from the rights of any of the other Series of Convertible Preferred Stock, shall be effective without the affirmative vote of the holders of a majority of the issued and outstanding shares of the Series of Preferred Stock so affected.

         Section 3. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                   ARTICLE V
                                  INCORPORATOR

         The name and mailing address of the incorporator are as follows:

                  Frances A. Wrigley                   1 Gulf & Western Plaza
                                                       New York, NY 10023-7773

                                   ARTICLE VI

         The corporation is to have perpetual existence.


                                  ARTICLE VII

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of the any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of the creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


                                  ARTICLE VIII

         For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

         3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of the stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph
                  (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                                   ARTICLE IX


         The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Any repeal or modification of this Article Ninth shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE X


         The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE XI

         From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

                                  ARTICLE XII

         The corporation expressly elects not to be governed by Section 203 of the general corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has caused this Restated Certificate of Incorporation to be duly executed on its behalf as of August 30, 1996.


                                            MEMBERWORKS INCORPORATED


                                            By: /s/ Gary Johnson
                                               --------------------------
                                               Gary Johnson, President